Exhibit 99.1

ECS Prepaid, LLC and Electronic Check Services, Inc.

Combined Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of Gopher Protocol, Inc.

Opinion on the Financial Statements

We have audited the accompanying combined balance sheets of ECS Prepaid, LLC and Electronic Check Services, Inc. (the "Company") as of December 31, 2017 and 2016, the related statements of operations, members/stockholders' equity, and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company’s auditor since 2017

Lakewood, CO

May 30, 2018

ECS Prepaid, LLC and Electronic Check Services, Inc.

Combined Balance Sheets

	December 31,	December 31,
ASSETS	2017	2016

Current Assets:
Cash	$42,613	$83,989
Accounts receivable	774,888	409,894
Prepaid expenses	106	1,680
Total current assets	817,607	495,563

Property and equipment, net	36,250	43,518

Total assets	$853,857	$539,081

LIABILITIES AND MEMBER/STOCKHOLDER EQUITY

Current Liabilities:
Accounts payable	$679,424	$325,562
Accrued expenses	36,145	87,488
Total current liabilities	715,569	413,050

Member/Stockholder Equity
Capital contributions	38,576	38,576
Retained earnings	99,712	87,455
Total member/stockholder equity	138,288	126,031
Total liabilities and member/stockholder equity	$853,857	$539,081

The accompanying footnotes are an integral part of these combined financial statements

ECS Prepaid, LLC and Electronic Check Services, Inc.

Combined Statements of Operations

	Years Ended December 31,
	2017	2016

Sales:	$27,897,265	$29,556,395

Cost of goods sold	27,042,816	28,657,844

Gross profit	854,449	898,551

Operating expenses:
General and administrative expenses	815,991	836,186
Total operating expenses	815,991	836,186

Net income	$38,458	$62,365

The accompanying footnotes are an integral part of these combined financial statements

ECS Prepaid, LLC and Electronic Check Services, Inc.

Combined Statements of Member/Stockholder Equity

			Total
			Member/
	Capital	Retained	Stockholder
	Contributions	Earnings	Equity

Balance, December 31, 2015	$38,576	$25,090	$63,666

Net income	—	62,365	62,365

Balance, December 31, 2016	38,576	87,455	126,031

Distribution	—	(26,201)	(26,201)
Net income	—	38,458	38,458

Balance, December 31, 2017	$38,576	$99,712	$138,288

The accompanying footnotes are an integral part of these combined financial statements.

ECS Prepaid, LLC and Electronic Check Services, Inc.

Combined Statements of Cash Flows

	Years Ended December 31,
	2017	2016

Cash Flows From Operating Activities:
Net income	$38,458	$62,365
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	13,723	23,099
Changes in operating assets and liabilities:
Accounts receivable	(364,994)	(91,094)
Prepaid expenses	1,574	(1,680)
Accounts payable	353,862	(12,496)
Accrued expenses	(51,343)	17,749
Net cash used in operating activities	(8,720)	(2,057)

Cash Flows From Investing Activities:
Purchase of property and equipment	(6,455)	(32,285)
Net cash used in investing activities	(6,455)	(32,285)

Cash Flows From Financing Activities:
Repayment of advance to member/stockholder	—	41,853
Distributions to member/stockholder	(26,201)	—
Net cash provided by (used in) financing activities	(26,201)	41,853

Net increase (decrease) in cash	(41,376)	7,511

Cash, beginning of year	83,989	76,478

Cash, end of year	$42,613	$83,989

Cash paid for:
Interest	$—	$—
Income taxes	$—	$—

The accompanying footnotes are an integral part of these combined financial statements

ECS Prepaid, LLC and Electronic Check Services, Inc.

Notes to Combined Financial Statements

For the Years Ended December 31, 2017 and 2016

Note 1 - Organization and Basis of Presentation

Organization and Line of Business

ECS Prepaid, LLC (“ECS”) was incorporated in the state of Missouri on June 29, 2009. Electronic Check Services, Inc. (“Electronic Check”) was incorporated in Missouri on May 19, 1999. ECS offers prepaid cellular phone minutes for both domestic and international carriers. In addition, ECS also offers cellular activation (activating SIM cards with wireless carriers to create additional users (consumers) on those networks. Electronic Check provides check processing, verification and recovery solutions for small to medium sized businesses. ECS and Electronic Check are both owned by the same individual. ECS and Electronic Check are collectively referred to as the “Company.”

Basis of Presentation

The accompanying combined financial statements were prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Note 2 – Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Combined Financial Statements

The accompanying financial statements of ECS and Electronic Check are being presented on a combined basis as the 100% owner of each company is the same individual.

Cash Equivalents

For the purpose of the statement of cash flows, cash equivalents include time deposits, certificate of deposits, and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable

The Company grants credit to establishments (such as convenient stores) who sell the Company’s products under credit terms that it believes are customary in the industry and does not require collateral to support customer receivables. The Company currently does not provide an allowance for doubtful collections, which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. Normal receivable terms vary from 7-30 days after the issuance of the invoice and typically would be considered past due when the term expires. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer. The Company’s allowance for doubtful accounts was $0 and $0 at December 31, 2017 and December 31, 2016, respectively.

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ECS Prepaid, LLC and Electronic Check Services, Inc.

Notes to Combined Financial Statements

For the Years Ended December 31, 2017 and 2016

Property and Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives as follows:

Furniture and fixtures	5 years
Computers and equipment	5 years

Long-Lived Assets

The Company applies the provisions of ASC Topic 360, Property, Plant, and Equipment, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal. Based on its review at December 31, 2017 and 2016, the Company believes there was no impairment of its long-lived assets.

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash and equivalents, accounts receivable, accounts payable and accrued expenses, the carrying amounts approximate their fair values due to their short maturities.

FASB ASC Topic 820, Fair Value Measurements and Disclosures, requires disclosure of the fair value of financial instruments held by the Company. FASB ASC Topic 825, Financial Instruments, defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the combined balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets in inactive markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 inputs to the valuation methodology us one or more unobservable inputs which are significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under FASB ASC Topic 480, Distinguishing Liabilities from Equity, and FASB ASC Topic 815, Derivatives and Hedging.

For certain financial instruments, the carrying amounts reported in the balance sheets for cash and current liabilities, including convertible notes payable, each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

The Company did not identify any other non-recurring assets and liabilities that are required to be presented in the combined balance sheets at fair value in accordance with ASC 815 at December 31, 2017 and 2016.

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ECS Prepaid, LLC and Electronic Check Services, Inc.

Notes to Combined Financial Statements

For the Years Ended December 31, 2017 and 2016

Revenue Recognition

The Company recognized revenue on arrangements in accordance with FASB Codification Topic 605, Revenue Recognition (“ASC Topic 605”). Under ASC Topic 605, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured. The Company recognizes revenue from the sale of cellular phones minutes at the time of purchase by the customer and activation fees at the time the service is provided. Revenue from providing check verification and recovery is recognized as the services are provided to customers.

Income Taxes

Both ECS and Electronic Check have elected to be taxed under the provisions of Sub-Chapter S of the Internal Revenue Code. Under those provisions, ECS and Electronic Check do not pay federal corporate income taxes on their taxable income. The sole member of ECS and sole stockholder of Electronic Check are liable for individual income taxes on ECS’ and Electronic Check’s taxable income.

In addition, for S Corporation elections made after 1986, federal and state tax will be imposed at the corporate level on any built-in gain recognized upon disposition during the first ten years as an S Corporation of assets on hand as of the first day the S election is effective. The maximum built-in gain that an S Corporation must recognize is the excess of the aggregate fair market value over the aggregate adjusted tax basis of all assets on hand as of the first day that the S election is effective.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The Company has no material uncertain tax positions for any of the reporting periods presented.

Recent Accounting Pronouncements

In January 2017, the FASB issued an Accounting Standards Update (“ASU”) 2017-01, Business Combinations (Topic 805) Clarifying the Definition of a Business. The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for interim and annual periods beginning after December 15, 2017 and should be applied prospectively on or after the effective date. The Company is in the process of evaluating the impact of this accounting standard update.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, which requires restricted cash to be presented with cash and cash equivalents on the statement of cash flows and disclosure of how the statement of cash flows reconciles to the balance sheet if restricted cash is shown separately from cash and cash equivalents on the balance sheet. ASU 2016-18 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

In October 2016, the FASB issued ASU 2016-16, Income Taxes (Topic 740): Intra-Entity Transfer of Assets Other than Inventory, which requires the recognition of the income tax consequences of an intra-entity transfer of an asset, other than inventory, when the transfer occurs. ASU 2016-16 is effective for interim and annual periods beginning after December 15, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230), Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 provides guidance for targeted changes with respect to how cash receipts and cash payments are classified in the statements of cash flows, with the objective of reducing diversity in practice. ASU 2016-15 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its statements of cash flows.

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ECS Prepaid, LLC and Electronic Check Services, Inc.

Notes to Combined Financial Statements

For the Years Ended December 31, 2017 and 2016

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires lessees to recognize lease assets and lease liabilities on the balance sheet and requires expanded disclosures about leasing arrangements. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 and interim periods in fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. ASU 2014-09 is a comprehensive revenue recognition standard that will supersede nearly all existing revenue recognition guidance under current U.S. GAAP and replace it with a principle-based approach for determining revenue recognition. ASU 2014-09 will require that companies recognize revenue based on the value of transferred goods or services as they occur in the contract. The ASU also will require additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. ASU 2014-09 is effective for interim and annual periods beginning after December 15, 2017. Early adoption is permitted only in annual reporting periods beginning after December 15, 2016, including interim periods therein. Entities will be able to transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. The Company has evaluated the impact of ASU 2014-09 on the Company’s financial statements and disclosures does not believe the impact will be material. The Company will adopt this ASU beginning on January 1, 2018 and will use the prospective method of adoption.

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

Note 3 - Property and Equipment, Net

Property and equipment consisted of the following as of December 31, 2017 and 2016:

	December 31,	December 31,
	2017	2016

Furniture and fixtures	$132,259	$132,259
Computers and equipment	574,490	568,035
	706,749	700,294
Less accumulated depreciation	(670,499)	(656,776)
Property and equipment, net	$36,250	$43,518

Depreciation expense for the year ended December 31, 2017 and 2016 was $13,723 and $23,099, respectively. At December 31, 2017, the Company has $638,245 of fully depreciated property and equipment that is still in use.

Note 4 - Related Party Transactions

The Company rents office space from another entity owned by the 100% owner of the Company under a month-to-month lease arrangement. Rent expense for the years ended December 31, 2017 and 2016 was $36,000 and $36,000, respectively.

During the year ended December 31, 2016, the owner of the Company repaid an advance of $41,853.

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ECS Prepaid, LLC and Electronic Check Services, Inc.

Notes to Combined Financial Statements

For the Years Ended December 31, 2017 and 2016

Note 5 - Contingencies

Legal Proceedings

From time to time, the Company may be involved in various litigation matters, which arise in the ordinary course of business. There is currently no litigation that management believes will have a material impact on the financial position of the Company.

Note 6 – Concentrations

During the years ended December 31, 2017 and 2016, one vendor accounted for 68% and 78%, respectively, of the Company’s purchases.

Note 7 - Subsequent Events

On March 16, 2018, ECS entered into and closed an asset purchase agreement dated March 1, 2018 with Gopher Protocol, Inc. (“Gopher”), pursuant to which the Gopher purchased certain assets from ECS, including, but not limited to, the processing prepaid platform, servers, POS terminals, customer list, a processing software program and goodwill, in consideration of $1,100,000 of which $100,000 was paid on the closing date and the balance is to be paid pursuant to a secured promissory note in the amount of $1,000,000. In addition, the Gopher issued 500,000 shares of its common stock and warrants to purchase 500,000 shares of Gopher’s common stock that are exercisable for a period of five years at a fixed exercise price of $1.85 per share. The note is secured by the assets acquired by Gopher from ECS and Gopher is required to make ten equal principal payments of $100,000 commencing on April 15, 2018.

On April 2, 2018, Electronic Check entered into and closed an asset purchase agreement with Gopher, pursuant to which the Gopher purchased certain assets from Electronic Check, including, but not limited to, assets associated with software that validates written check authenticity, in consideration of $75,000. In addition, the Gopher issued 250,000 shares of its common stock and warrants to purchase 250,000 shares of Gopher’s common stock that are exercisable for a period of five years at a fixed exercise price of $2.70 per share.